EXHIBIT 10.1

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE (the "Lease") is made and entered into as of this 7th day of May, 1999, by and between SYCAMORE PARTNERSHIP (the "Lessor") and MOTO PHOTO, INC., a Delaware corporation (the "Lessee"), under the following circumstances:

A. Lessee leases from Lessor all of the space situated in Trotwood, Montgomery County, Ohio and located in a two-story office building known and numbered as 4444 Lake Center Drive, Trotwood, Ohio 45426, plus the parking area (hereinafter referred to collectively as the "Premises"), pursuant to a Lease Agreement dated August 27, 1990 (the "Original Lease Agreement").

B. The Original Lease Agreement expires on June 30, 1999.

C. Lessor and Lessee desire to enter into a new lease for the Premises pursuant to the terms of this Lease.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereby agree as follows:

1. Grant. Lessor hereby leases to Lessee, and Lessee hereby Lessor, the Premises. Lessor and Lessee acknowledge that Lessee is possession of the Premises described on Exhibit A attached hereto.

2. Term. This Lease shall be for a term of ten (10) years commencing on July 1, 1999 and, unless renewed or terminated as set forth in this Lease, terminating on June 30, 2009 (the "Prime Term").

leases from already in this Lease, terminating on June 20, 2009 (the "Prime Term").

3. Option to Renew. Lessee shall have the option to renew the Lease for two (2) additional terms of five (5) years each (the "Renewal Terms") on the same terms and conditions except for rent which shall be determined as set forth in Section 4. Lessee may elect to renew the Lease by giving Lessor written notice of such election at least ninety (90) days prior to the end of the Prime Term or the first Renewal Term, whichever is applicable.

4. Rent

4.1 The rent for the Prime Term shall be as follows:

4.1.1 $20,327.00 per month for the first five years of the Prime Term;

4.1.2 $22,374.00 per month for the remaining five years of the Prime Term.

4.2 In the event Lessee exercises its option to renew the Lease, the rent for each Renewal Term shall be at the then fair market rental value for the Premises as of the commencement of such Renewal Term but no less than 90% of the rent for the last month of the previous Term. If the parties cannot agree on the then fair market rental value for the Premises, the fair market rental value shall be determined by an appraiser selected by the parties at least sixty (60) days prior to

4.3 Rent is due and payable, without demand, setoff, or deduction, except as expressly provided in this Lease, on the first day of each calendar month commencing on July 1, 1999 and continuing on the first day of each month thereafter for the remainder of the Prime Term and any Renewal Term.

4.4 If Lessee defaults in the payment of any installment of rent hereunder, such installment shall bear interest at the rate of eighteen percent (18%) per annum from the day it is due until actually paid. In like manner, all other obligations, benefits, and moneys which may become due to Lessor from Lessee under the terms of this Lease, or which are paid by Lessor because of Lessee's default hereunder, shall bear interest at the rate of eighteen percent (18%) per annum from the due d a

5. Utilities. During the Prime Term and any Renewal Term, Lessee shall pay immediately on becoming due, all utility charges against the Premises, including, but not limited to, charges for telephone, gas, electricity, sewage, water, and trash disposal (including incinerator charges), and shall hold Lessor harmless from any liability therefor. Lessee further agrees to pay all charges for repairs to water meters on the Premises, whether necessitated by ordinary wear and tear, tem

6. Real Estate Taxes. Lessee shall pay all installments of real estate taxes, together with general and special assessments against the Premises, that become due and payable during the Prime Term and any Renewal Term. Provided that Lessor timely provides Lessee with a copy of any and all real estate tax bills, Lessee shall pay all such taxes and assessments to the appropriate taxing authority not less than twenty (20) days prior to the date of delinquency thereof and give writt

7. Insurance

7.1 At all times during the Prime Term and any Renewal Term, Lessee shall maintain and provide general liability insurance and umbrella risk coverage naming Lessee as the named insured and Lessee and any mortgagee as additional insureds in a single limit amount of at least (i) Five Million Dollars ($5,000,000.00) for loss from an accident resulting in bodily injury to or death of any one or more persons, and (ii) One Million Dollars ($1,000,000.00) for loss from an accident resulting i

7.2 Lessee also shall maintain, provide, and pay for special peril coverage and flood insurance, during the Prime Term and any Renewal Term, insuring the building on the Premises in the amount of the full insurable value of the building. Such special peril coverage and flood insurance policies shall be in the name of Lessee with Lessee and any mortgagee as additional insureds, as their respective interests may appear. In the event that Lessee rebuilds, repairs, or reconstructs

7.3 All policies of insurance required to be carried by Lessee shall provide that said policies shall not be canceled except upon ten (10) days prior written notice to Lessor. Prior to the commencement of the Prime Term and annually thereafter, Lessee shall provide Lessor with a certificate of insurance for all policies of insurance required to be carried by Lessee, naming Lessor and any mortgagee as "additional insureds."

7.4 If the Lessee at any time during the Prime Term or any Renewal Term should fail to secure or maintain the foregoing insurance, Lessor shall be permitted to obtain such insurance in the Lessee's name or as the agent of the Lessee and shall be reimbursed by Lessee for the cost of the insurance premiums. Lessee shall pay Lessor interest on insurance premiums paid by Lessor at the rate of eighteen percent (18%) per annum computed from the date written notice is received by Lesse

8. Damage to or Destruction of the Premises

8.1 If the building or other improvements on the Premises should be damaged or destroyed by fire, flood, or other casualty, Lessee shall give immediate written notice thereof to Lessor.

8.2 If the building or other improvements on the Premises are totally destroyed by fire, flood, or other casualty, or if, in Lessee's reasonable determination, the building or other improvements should be so damaged that rebuilding or repairs cannot be completed within 180 days from the date of written notification by Lessee to Lessor of the occurrence of the damage, Lessor and Lessee are each given the option to terminate this Lease, effective 180 days after either party delivers wri t

8.3 If neither Lessee nor Lessor terminate this Lease under Section 8.2, or if the building or other improvements on the Premises should be damaged by fire, flood or other casualty, but Lessee reasonably determines that rebuilding or repairs can be completed within 180 days from the date of written notification by Lessee to Lessor of the occurrence of the damage, this Lease shall not terminate and the rent shall not be abated. If the casualty has occurred prior to the final three month

9. Waiver of Subrogation

9.1 Lessor and Lessee, for themselves and all others claiming under them including any insurer, waive all rights including rights of subrogation against the other for loss, damage, or liability resulting from a risk which is insured against by either party, to the extent of any recovery collectible under such insurance; provided, however, that this waiver shall apply only when permitted by the applicable policy of insurance.

9.2 The parties shall use good faith efforts to have any and all fire, extended coverage, and any and all liability policies which may be carried endorsed with the following (or equivalent) clause: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any and all right of recovery against any party for loss occurring to the property described herein."

10. Alterations. Lessee shall have the right to improve, add to, or alter the Premises and to install fixtures thereon without Lessor's prior consent. Lessee shall not remove any such improvements, additions, alterations, or fixtures without the prior written consent of Lessor which shall not be unreasonably withheld or delayed. On expiration or sooner termination to this Lease, all improvements, including fixtures but not trade fixtures, and any addition, alteration, or repai

11. Maintenance and Repairs. Lessee shall maintain the Premises as first class office space in the Dayton, Ohio metropolitan area and keep it in good order and repair, reasonable wear and tear and damage by accident, fire, or other casualty not resulting from Lessee's negligence excepted. All repairs and replacements by Lessee shall be made with new materials and performed with first class workmanship. Lessee shall be responsible for all repairs, maintenance, and replacements

12. Indemnification. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all demands, claims, liabilities, suits, judgments, damages, losses, costs, and expenses (including reasonable attorney fees and other litigation expenses) arising out of, relating to, or in connection with (i) Tenant's occupancy of the Premises, (ii) any actions taken by Tenant or its employees, officers, directors, shareholders, agents, invitees, licensees, contractors,

13. Condemnation

13.1 Unless this Lease is terminated pursuant to this Section 13, if a portion of the Premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, by an authority ("Condemning Authority") having the power of eminent domain, or is sold to a Condemning Authority pursuant to negotiations with the Condemning Authority under threat of the exercise of such power, this Lease shall continue in full force and effect Lessor shall at i

13.2 If a portion of the Premises is so taken or sold, and such portion is a "material part" of the Premises (as hereinafter defined), or if all of the Premises is so taken or sold, Lessor and Lessee may each terminate this Lease by giving written notice to the other, and this Lease shall terminate on the date of such notice. Upon such termination, all rent and other amounts paid by Lessee for periods beyond the termination date, if any, shall be refunded to Lessee by Lessor. A portion of the Premises

13.3 Lessor and Lessee shall be entitled to receive and retain such awards and portions of lump sum awards as may be allocated to either's respective interest in the Premises pursuant to the decision of the Condemning Authority. The termination of this Lease shall not affect the rights of the respective parties to such awards. Lessee also shall be entitled to receive any specific award made to Lessee for its leasehold interest, leasehold improvements, moving expenses, or damages to Lessee's business.<

14 Waste and Nuisance. Lessee shall not commit, or suffer to be committed, any waste on the Premises, nor shall Lessee maintain, commit, or permit the maintenance or commission of any nuisance on the Premises, or use the Premises for any unlawful purpose

15. Default

15.1 Lessee shall be in default under this Lease upon the occurrence of any of the following:

(i) Lessee's failure to make any payment of rent to Lessor within five (5) days after Lessee receives written notice of such delinquency from Lessor;

(ii) Lessee's breach of any provision of this Lease other than for the payment of rent and Lessee fails to remedy such breach within five (5) days after Lessee receives written notice from Lessor of said breach; and/or

(iii) except as otherwise set forth in this Lease, if any person other than Lessee takes possession of the Premises, or any part thereof, by reason of any receivership or bankruptcy proceedings, or other operation of law.

15.2 Upon Lessee's default, Lessor shall have the right to terminate this Lease immediately upon written notice to Lessee, to re-enter the Premises, and to exercise any remedies set forth in this Lease or available at law. In addition, Lessor may relet the Premises for all or any part of the remainder of the Prime Term or any Renewal Term during which the default occurs, at such monthly rental as Lessor may be able to secure with reasonable diligence. Should Lessor be unable to relet the Premises afte

15.3 All rights and remedies of Lessor under this Lease shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

16. Lessor's Lien. Lessee hereby grants to Lessor a security interest in all goods, chattels, and personal property of any description belonging to Lessee that are placed on, or become a part of, the Premises, as security for rent due and to become due during the Prime Term and any Renewal Term. This lien shall not be in lieu of or in any way affect any statutory Lessor's lien given by law but shall be cumulative thereto. This lien shall be subordinated to any liens having priority of record,

In the event Lessor exercises the option to terminate the Lease, re-enter, and relet the Premises as provided in the preceding Section 15, then Lessor may take possession of all of Lessee's property on the Premises. Lessor may sell the property at public or private sale after giving Lessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made. Such sale shall be for cash or on credit, for such prices and terms as Lessor may ob

17. Lessee's Environmental Indemnification. Lessee agrees to protect defend, and indemnify Lessor and its partners, legal representatives, successors, heirs, and assigns (collectively, the "Indemnitees"), and hold them harmless from, against, and in respect of any and all Damages arising out of, in connection with, or resulting from (i) Lessee's noncompliance with any local, state or federal law, rule, regulation, policy, guideline, permit, authorization or the like pertaining

18. Use of Premises. Lessee may use the Premises for any lawful purpose, including as an office and training facility, provided that no use results in any reasonable objection relating to moral or ethical standards by residents of the City of Trotwood, Ohio. The Premises shall be used in a manner not in violation of, and the Lessee will materially comply with, all laws, federal, state, and local ordinances, and all regulations of all governmental bodies having jurisdiction over

19. Right of Entry. Lessor, or its agent, may enter the Premises at any reasonable time for the purpose of inspecting the Premises or maintaining or making repairs or alterations to the building.

20. Covenants of Fitness and Title. Lessor covenants that it has lawful title to the Premises and the right to make this Lease for the Prime Term and both Renewal Terms.

21. Quiet Enjoyment. If Lessee shall perform all of the covenants and agreements herein stipulated to be performed by Lessee, Lessee shall at all times during the Prime Term and any and all Renewal Terms have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Lessor or any person lawfully claiming by, through, or under Lessor.

22. No Solicitation. During the Prime Term and any and all Renewal Terms, Lessor agrees not to solicit, advertise, list, enter into negotiations with, contract with, or in any way discuss with any other party the availability of the Premises for lease or sale.

23. Assignment and Subletting. Lessee may assign the Lease or sublease the Premises without the prior written consent of Lessor, provided that the assignee's or sublessee's use will be reasonable and lawful and does not result in any reasonable objection relating to moral or ethical standards by the residents of the City of Trotwood, Ohio. However, if Lessee obtains Lessor's consent, Lessee's liability under the Lease shall terminate on the effective date of the assignment or sublease.

24. Nonwaiver/Cumulative Remedies. Failure of either party to exercise its rights under the terms of this Lease on any one occasion shall not be construed as a waiver of any requirement of this Lease or a waiver of that party's right to take advantage of any subsequent or continued breach by the other party of any covenant contained in the Lease. All remedies herein provided shall be in addition to and not in substitution for any remedies otherwise available to either party.

25. Carefree Lease. Except as set forth in Section 13, it is the intention of the parties that all expenses of every kind with respect to the Premises shall be paid by Lessee and all responsibilities for care of the Premises shall be the responsibility of Lessee during the term of this Lease. Lessor shall own the Premises and collect rent free of any responsibility other than Lessor's obligations under Section 13.

26. Notices. All notices to be given by either party shall be given in writing by personal delivery, or by recognized overnight courier service, or by depositing the same in the United States mail, postage prepaid, certified, return receipt requested, and addressed to the parties at the following addresses:

Lessor's Address: Sycamore Partnership

4444 Lake Center Drive

Dayton, Ohio 45426

Attn: Michael F. Adler

Lessee's Address: Moto Photo, Inc.

4444 Lake Center Drive

Dayton, Ohio 45426

Attn: Chief Financial Officer

Should the address of either party for the purposes herein change, such party shall give written notice to the other of the new address.

27. Legal Construction. This Lease shall be construed under the laws of the State of Ohio. In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

28. Sole Agreement. This Lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

29. Amendment. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

30. Surrender. Except as set forth in Section 8 and Section 13 of this Lease, upon the termination of the Lease for any reason, Lessee shall redeliver possession of the Premises to Lessor in a condition similar to the condition the Premises was in when Lessee received possession of the Premises at the commencement of the Original Lease Agreement1 normal wear and tear excepted. If Lessee, with the consent of Lessor, has made any improvements, modifications, or additions to the build

31. Captions. The captions for each of the provisions of this Lease are for the convenience of the parties and are not binding on the parties. They are not intended to modify or limit any provision in this Lease.

32. Recordation. It is the intention of the parties that this Lease shall not be recorded. The parties, upon the request of the other, agree to execute a "Memorandum of Lease" containing dates of commencement and expiration of the Prime Term and Renewal Terms of the Lease, together with such other terms and provisions of this Lease that are required or permitted under Ohio law.

33. Parties Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns when permitted by this Lease.

34. Attorneys' Fees. In the event Lessor or Lessee breaches any of the terms of this Lease whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails1 then the defaulting party agrees to pay the other party reasonable attorneys' fees so incurred by such other party.

35. Excuse. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by an act of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of the Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

36. Time of Essence. Time is of the essence of this Lease.

37. Exculpation of Lessor. If Lessor shall convey title to the Premises pursuant to a sale or exchange of property, Lessor shall not be liable to Lessee or any immediate or remote assignee or successor of Lessee as to any act or omission from and after such conveyance, provided that Lessor save notice of Lessee's rights and Lessor's obligations under this Lease to the transferee of the title to the Premises.

38. Acknowledgement and Lessor's Waiver of Counsel. Lessor acknowledges that Myers & Frayne Co., L.P.A. represents Lessee in connection with this transaction and Lessor hereby waives its right to counsel with respect to the matters set forth in this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date and year first above written.

Signed and acknowledged

in the presence of:

LESSOR:

SYCAMORE PARTNERSHIP

Printed Name:

(as to Lessor)

By:

Michael F. Adler,

Printed Name: Managing Partner

(as to Lessor)

LESSEE:

MOTO PHOTO, INC.

Printed Name:

(as to Lessor)

By:

David A. Mason,

Printed Name: Executive Vice President

(as to Lessor)

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this day of , , by Michael F. Adler, the Managing Partner of Sycamore Partnership, on behalf of the partnership.

Notary Public

My Commission Expires:

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this day of , , by David A. Mason, the Executive Vice President of Moto Photo, Inc., a Delaware corporation on behalf of the corporation.

Notary Public

My Commission Expires:

This instrument was prepared by:

Anne M. Frayne, Esq.

Myers & Frayne Co., LPA
18 West First Street, Suite 200

Dayton, OH 45402